Exhibit 99.1

Accelerate Diagnostics Announces Certain Preliminary Fourth Quarter and Full-Year 2024 Results

TUCSON, Ariz., January 10, 2025 -- Accelerate Diagnostics, Inc. (Nasdaq: AXDX) (Accelerate), an in vitro diagnostics company dedicated to providing services that improve patient outcomes and lower healthcare costs through the rapid diagnosis of serious infections, today announced certain preliminary, unaudited results for the quarter and year ended December 31, 2024.

“During the fourth quarter, we continued our momentum across our innovation pipeline with significant progress of the clinical trial for our Accelerate WAVETM system and the Gram-Negative assay while also further driving progress in our commercial strategy and making additional meaningful reductions in our cash burn,” commented Jack Phillips, President and CEO of Accelerate Diagnostics, Inc. “Specifically relating to our ongoing clinical trial, we believe we are close to finalizing enrollment, with very encouraging results to-date, and anticipate FDA submission shortly after enrollment is complete. Throughout the clinical trial, we have been able to demonstrate the distinct features and benefits of the WAVE system compared to emerging rapid antimicrobial susceptibility systems without any loss of performance or features,” Mr. Phillips continued.

2024 Fourth Quarter and Full-Year Operational Results

▪	Notable highlights of our ongoing WAVE System and Gram-Negative (GN) Positive Blood Culture (PBC) Assay Clinical Trial:

▬	Clinical trial performance consistent with previously released pre-clinical data

▬	Anticipate largest Gram-Negative bug-drug combination offering for rapid PBC AST

▬	Time-to-result remains approximately 4.5 hours, on average

▬	Strong instrument, consumable and software reliability across clinical trial sites

▬	Continued positive feedback from laboratory technicians on simple pre-analytical workflow and seamless system ease of use

▬	Anticipate remaining on-track for FDA submission during the first quarter of 2025 with anticipated commercial launch in late 2025

▪	Contracted a large U.S. reference lab for the Accelerate ArcTM system, underscoring the utility of cost-effective, rapid, and automated microbial identification on MALDI directly from positive blood culture samples.

▪	In the U.S., we maintained approximately 350 of our existing clinically live Pheno® revenue-generating instruments, consistent with our commercial strategy.

▪	Continued to execute contract extensions with strategic customers with greater than 75% of U.S. Pheno customers secured through the anticipated WAVE commercial launch, subject to regulatory approvals.

▪	Received 510(k) clearance of the Accelerate Arc system and BC kit, an innovative, automated positive blood culture sample preparation platform.

2024 Fourth Quarter and Full-Year Financial Results

▪	Preliminary revenue was approximately $11.7 million for the year, compared to $12.1 million in the prior year. While year-over-year revenues for consumable products increased by approximately 3%, overall revenue was down year-over-year due to lower revenues from capital sales of Pheno instruments compared to the prior year.

▪	Ended the year with approximately $16.3 million in cash and cash equivalents, compared to $20.9 million at the start of the fourth quarter, a reduction in cash and cash equivalents for the fourth quarter of 2024 of $4.5 million. This reflects our continued reduction in operating cash use over the prior quarters of 2024.

The preliminary financial results set forth above are unaudited, are based on management’s initial review of Accelerate’s results as of and for the year ended December 31, 2024, and are subject to revisions based upon Accelerate’s year-end closing procedures and the completion of the external audit of Accelerate’s year-end financial statements. Actual results may differ materially from these preliminary unaudited results as a result of the completion of year-end closing procedures, final adjustments and other developments arising between now and the time that Accelerate’s financial results are finalized. In addition, these preliminary unaudited results are not a comprehensive statement of Accelerate’s financial results for the year ended December 31, 2024, should not be viewed as a substitute for full, audited financial statements, prepared in accordance with generally accepted accounting principles, and are not necessarily indicative of the Company’s results for any future period. Accordingly, investors are cautioned not to place undue reliance on these preliminary unaudited results.

Accelerate expects to announce full-year 2024 financial results in advance of its earnings conference call in March 2025.

About Accelerate Diagnostics, Inc.

Accelerate Diagnostics, Inc. is an in vitro diagnostics company dedicated to providing solutions for the global challenges of antibiotic resistance and sepsis. In addition to the Accelerate Arc system, the Accelerate Pheno system and Accelerate PhenoTest® BC kit combine several technologies aimed at reducing the time clinicians must wait to determine the most optimal antibiotic therapy for deadly infections. The FDA-cleared Accelerate Pheno system and Accelerate PhenoTest BC kit fully automate sample preparation, identification and phenotypic antibiotic susceptibility testing in approximately seven hours directly from positive blood cultures. Recent external studies indicate the solution offers results 1–2 days faster than existing methods, enabling clinicians to optimize antibiotic selection and dosage specific to the individual patient days earlier.

© Copyright 2024 Accelerate Diagnostics, Inc. All Rights Reserved. The "ACCELERATE DIAGNOSTICS," "ACCELERATE PHENO," "ACCELERATE PHENOTEST," "ACCELERATE ARC" and "ACCELERATE WAVE" diamond shaped logos and marks are trademarks or registered trademarks of Accelerate Diagnostics, Inc. All other trademarks are the property of their respective owners.

For more information about the company, its products and technology, or recent publications, visit axdx.com.

Forward-Looking Statements

Certain statements made in this press release and the related conference call are forward-looking or may have forward-looking implications within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the company intends that such forward-looking statements be subject to the safe harbors created thereby. These forward-looking statements, which can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” or “continue,” or variations thereon or comparable terminology, include but are not limited to, statements about: the company’s preliminary expected results for the quarter and year ended December 31, 2024; the company’s product innovation progress and plans; the potential or benefits of the company’s existing and future products and technologies, including the WAVE system, such as the expectation of the performance of the WAVE system based on pre-clinical trials; WAVE system clinical trial results and timing; FDA submission and approval for the WAVE system, as well as commercialization launch timelines and results; and the company’s cash burn. Actual results or developments may differ materially from those projected or implied in these forward-looking statements due to significant risks and uncertainties, including, but not limited to: volatility throughout the global economy and the related impacts to the businesses of the company’s suppliers and customers, whether due to customer demand fluctuations, supply chain constraints and inflationary pressures or otherwise; difficulties in resolving the company’s continuing financial condition and ability to obtain additional capital to meet its financial obligations; the company’s ability to obtain any regulatory approvals; and less than expected operating and financial benefits resulting from cost cutting measures. Other important factors that could cause the company’s actual results to differ materially from those in its forward-looking statements include those discussed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC. These forward-looking statements are also based on certain additional assumptions, including, but not limited to, that the company will retain key management personnel; the company will be successful in the commercialization of its products; the company will obtain sufficient capital to commercialize its products and continue development of complementary products; the company will be successful in obtaining marketing authorization for its products from the FDA and other regulatory agencies and governing bodies; the company will be able to protect its intellectual property; the company’s ability to respond effectively to technological change; the company’s ability to accurately anticipate market demand for its products; and that there will be no material adverse change in the company’s operations or business and general market and industry conditions. Except as required by federal securities laws, the company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing the company’s plans and expectations as of any subsequent date.

###

For further information: Investor Inquiries & Media Contact: Laura Pierson, Accelerate Diagnostics, +1 520 365-3100, investors@axdx.com

Source: Accelerate Diagnostics Inc.